                               ACI HOLDING, INC.

                                   BY-LAWS



















                                  Dated as of
                                November 5, 1993


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                               TABLE OF CONTENTS

                                                                           PAGE
OFFICES ................................................................     1
     1.     Delaware. ..................................................     1
     2.     Other Offices. .............................................     1

STOCKHOLDERS' MEETINGS .................................................     1
     3.     Place. .....................................................     1
     4.     Annual Meeting..............................................     1
     5.     Special Meetings. ..........................................     1
     6.     Notice of Stockholder Business. ............................     1
     7.     Inspectors. ................................................     2
     8.     Quorum. ....................................................     2
     9.     Voting. ....................................................     2
     10.    List of Stockholders. ......................................     3
     11.    Order of Business. .........................................     3

NOMINATION OF DIRECTOR CANDIDATES ......................................     3
     12.    Notification of Nominees. ..................................     3
     13.    Substitution of Nominees. ..................................     4
     14.    Compliance with Procedures..................................     4

DIRECTORS ..............................................................     4
     15.    Board of Directors. ........................................     4
            (a)    Number, election and terms. .........................     4
            (b)    Newly created directorships and vacancies. ..........     5
            (c)    Removal. ............................................     5
     16.    Responsibilities. ..........................................     5
     17.    Powers. ....................................................     5
     18.    Compensation................................................     5
     19.    Resignation. ...............................................     5
     20.    Meetings. ..................................................     5
            (a)    Generally. ..........................................     5
            (b)    Meetings by telephone or similar communications
                   equipment............................................     6
            (c)    Action by consent. ..................................     6
     21.    Notices.....................................................     6
     22.    Quorum. ....................................................     6
     23.    Committees of the Board of Directors. ......................     6
            (a)    Executive Committee. ................................     6
            (b)    Other Committees. ...................................     8



                                      ii




OFFICERS ...............................................................     8
     24.    Number of Officers.     ....................................     8
     25.    Appointment and Term of Office .............................     8
     26.    Removal of Officers ........................................     8
     27.    President ..................................................     8
     28.    The Vice-Presidents.........................................     9
     29.    The Secretary ..............................................     9
     30.    The Treasurer ..............................................     9
     31.    Assistant Secretaries and Assistant Treasurers .............    10
     32.    Salaries ...................................................    10

INDEMNIFICATION ........................................................    10
     33.    Damages and Expenses. ......................................    10
            (a)    Actions, Suits or Proceedings Other Than by or
                   in the Right of the Corporation......................    10
            (b)    Actions or Suits by or in the Right of the
                   Corporation. ........................................    10
            (c)    Indemnification for Costs, Charges and Expenses of
                   Successful Party.....................................    11
            (d)    Determination of Right to Indemnification. ..........    11
            (e)    Advance of Costs, Charges and Expenses. .............    11
            (f)    Procedure for Indemnification. ......................    12
            (g)    Other Rights; Continuation of Right to
                   Indemnification......................................    12
            (h)    Definitions. ........................................    13
            (i)    Savings Clause. .....................................    14
     34.    Insurance. .................................................    14

STOCK RECORDS ..........................................................    14
     35.    Form of Certificates. ......................................    14
     36.    Classes of Stock: Rights ...................................    14
     37.    Transfers...................................................    15
     38.    Lost Certificates. .........................................    15
     39.    Record Dates. ..............................................    15

GENERAL ................................................................    15
     40.    Contracts, Checks, Etc. ....................................    15
     41.    Fiscal Year. ...............................................    15
     42.    Annual Statement. ..........................................    15
     43.    Form of Notices. ...........................................    16
     44.    Seal. ......................................................    16
     45.    By-Law Amendment. ..........................................    16
     46.    Section 203. ...............................................    16
     47.    Certificate of Incorporation and Applicable Law. ...........    16

                                   BY-LAWS

                                   OFFICES

     1. DELAWARE. The Corporation's registered office in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof is The Corporation Trust Company.

     2. OTHER OFFICES. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                             STOCKHOLDERS' MEETINGS

     3. PLACE. Meetings of the stockholders shall be held at such place as the Board of Directors shall determine.

     4. ANNUAL MEETING. The annual meeting of the stockholders for the election of Directors, the receiving of reports and the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as the Board of Directors determines.

     5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Chairman of the Board of Directors (the "Chairman") and shall be promptly called by the Chairman or by the Secretary at the written request of a majority of the Board of Directors upon not fewer than 10 nor more than 60 days' written notice. The request shall be sent to the Chairman and the Secretary and shall state the purposes of the proposed meeting. Special meetings of holders of the outstanding Preferred Stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issue of such stock (a "Preferred Stock Designation"). Business transacted at special meetings shall be confined to the purposes stated in the notice.

     6. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly be requested to be brought before the meeting by a stockholder. For business to be properly requested to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 80 days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this
Section 6. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     7. INSPECTORS. The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any stockholders' meeting, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointments or if an appointee fails to serve, the chairman of the stockholders' meeting may appoint substitute inspectors.

     8. QUORUM. Except as otherwise provided in a Preferred Stock Designation, the holders of stock having a majority of voting power entitled to vote at any stockholders' meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice, other than announcement at the meeting of the time and place of the adjourned meeting, until the requisite amount of voting stock shall be present or represented or the meeting has been adjourned permanently. At such adjourned meeting, at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

     9. VOTING. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by a legally sufficient instrument. The vote for Directors, the vote upon any questions set forth in the Proxy Statement for the meeting and the vote upon any other action of business at the discretion of the chairman of the stockholders' meeting shall be by written ballot. The vote upon any other question before the meeting shall be by written ballot upon the demand of stockholders voting at least 15% of the shares represented at the meeting. All questions, except election or removal of Directors or as otherwise provided in these By-Laws, the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or the

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Preferred Stock Designation for any series of Preferred Stock, shall be decided by a majority vote of those shares present or represented and voting, and, with respect to any election or question to be decided by any class of stock voting as a class, by a majority vote of those shares present or represented and voting of that class.

     10. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at any meeting shall be available for examination by such persons for any proper purpose, for such period of time and at such place as is required by law.

     11. ORDER OF BUSINESS. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the stockholders' meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the chairman, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any stockholders' meeting.


                       NOMINATION OF DIRECTOR CANDIDATES

    12. NOTIFICATION OF NOMINEES. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the

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stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

     13. SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with Section 12 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 12 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

     14. COMPLIANCE WITH PROCEDURES. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of Sections 12 and 13, such nomination shall be void; provided, however, that nothing in Sections 12 or 13 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock Designation for any series of Preferred Stock.


                                   DIRECTORS

     15.    BOARD OF DIRECTORS.

            (a) Number, election and terms. Except as otherwise fixed by, or pursuant to the provisions of, Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of the Directors of the Corporation shall be fixed from time to time by the Board of Directors but shall be no fewer than three (3) nor more than nine (9); provided, however, that the initial Board of Directors shall consist of four (4) Directors. Except as provided in paragraph (b) of this
Section 15, the Directors shall be elected at the annual meeting of the stockholders and each Director elected shall hold office until his successor is elected and shall qualify. Directors need not be stockholders.

            (b) Newly created directorships and vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

            (c) Removal. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office only by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

     16. RESPONSIBILITIES. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

     17. POWERS. In addition to the powers and authorities expressly conferred by these By-laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     18. COMPENSATION. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, Directors for attendance at meetings of the Board of Directors or committees, or for other services by Directors to the Corporation, as the Board of Directors may determine.

     19. RESIGNATION. Any Director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary.

     20.    MEETINGS.

     (a) Generally. Immediately after the adjournment of the annual meeting of the stockholders each year, the Directors elected thereat shall, without notice, convene the annual meeting of Directors for the organization of the Board of Directors, the election of officers and members of committees and the transaction of any other business which may properly come before the meeting. If a quorum of the Board of Directors shall not be present, the Chairman shall call a meeting for such purposes as promptly as is practicable. Except as otherwise provided in this Section 20, Directors may hold their regular and special meetings at such times and places and have one or more offices and keep the books of the Corporation at such places as the Board of Directors determines.

     (b) Meetings by telephone or similar communications equipment. The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such Director at such meeting.

     (c) Action by consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

     21. NOTICES. No notice of regular meetings of the Board of Directors need by given. Special meetings of the Board of Directors may be called by the Chairman or the President upon notice to each Director, given either in person or by mail, telephone, telegram, telex or similar medium of communication; special meetings shall be called by the Chairman, the President or the Secretary on like notice, on the written request of three Directors. At least 72 hours' notice of special meetings shall be given to each Director.

     22. QUORUM. Subject to the provisions of paragraph (b) of Section 15, at all meetings of the Board of Directors, a majority of the total number of Directors shall constitute a quorum for the transaction of business and, except for the designation of committees (as provided in Section 23) and the removal of officers (as provided in Section 26), the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present, a majority of the Directors present may adjourn the meeting without notice other than announcement until a quorum is present.

     23.    COMMITTEES OF THE BOARD OF DIRECTORS.

            (a) Executive Committee. During the intervals between meetings of the Board of Directors of the Corporation, all powers and authority of the Board of Directors regarding the management of the business and affairs of the Corporation shall be exercised by the Executive Committee of the Board; except that the Executive Committee shall have no power:

                   (1) To act to amend the Certificate of Incorporation (except that the Executive Committee may, to the extent authorized in a resolution adopted by the Board of Directors of the Corporation providing for the issuance of shares of stock, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the

Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series) or the By-Laws of the Corporation.

                   (2) To recommend to the shareholders of the Corporation the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

                   (3) To adopt an agreement of merger or consolidation of the Corporation (but not any of the Corporation's subsidiaries).

                   (4) To recommend to the shareholders of the Corporation the dissolution of the Corporation or a revocation of a dissolution.

                   (5)    To declare a dividend.

                   (6) To authorize the issuance of stock, except, to the extent such delegation of authority is authorized by the Delaware General Corporation Law, pursuant to authority specifically delegated to the Executive Committee by resolution of the Board of Directors.

                   (7)    To appoint or remove officers of the Corporation.

     Such Executive Committee shall consist of four Directors as the Board of Directors may from time to time appoint by resolution passed by a majority of the whole Board and the Board of Directors shall designate one member so appointed to serve as Chairman of the Executive Committee. The Executive Committee shall hold regular and special meetings at such time and place as the Committee may determine. Meetings of the Executive Committee may be held in the same manner as provided in Section 20(b) or by written consent in lieu of a meeting. Special meetings may be called by the Chairman and must be called by the Chairman or the Secretary when so requested by any two members of the Committee.

     Three members of the Executive Committee shall constitute a quorum for the transaction of business. No action may be taken by the Executive Committee except upon the affirmative vote of not less than three members; provided, however, that any written consent to such action in lieu of a meeting must be signed by all members of the Executive Committee.

     The Executive Committee shall keep regular minutes of all its meetings and shall report all actions taken by it to the Board of Directors. The action of the Board of Directors taken with respect to such report shall be recorded in the minutes of the meeting of the Board of Directors as well as in the minute book of the Executive Committee.

     (b) Other Committees. The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may designate one or more committees, each committee to consist of two or more Directors. A committee shall have and exercise the powers of the Board of Directors in the direction of the management of the business and affairs of the Corporation to the extent provided in the resolution. Each committee shall have such name as may be determined by the Board of Directors. Except as may be otherwise provided in a resolution or resolutions duly adopted by the Board of Directors, a majority of the members of a committee shall constitute a quorum and a majority vote of the members at a meeting at which a quorum is present shall be the act of the committee. A committee shall keep minutes of its proceedings, and shall report its proceedings to the Board of Directors when required or when requested by a Director to do so.

                                   OFFICERS

     24. NUMBER OF OFFICERS. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any Vice-Presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.

     25. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. (The designation of a specified term grants to the officer no contract rights, and the board can remove the officer at any time prior to the termination of such term.) If no term is specified, they shall hold office until they resign, die, or until they are removed in the manner provided in Section 26 hereof.

     26. REMOVAL OF OFFICERS. Any officer or agent may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

     27. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     28. THE VICE-PRESIDENTS. If appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. (If there is no Vice-President, then the Treasurer shall perform such duties of the President.) Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     29. THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;
(f) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     30. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     31. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     32. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors.


                             INDEMNIFICATION

     33.    DAMAGES AND EXPENSES.

            (a) Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this paragraph (a).

            (b) Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or wanton misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

            (c) Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Section 33, to the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 33, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

            (d) Determination of Right to Indemnification. Any indemnification under paragraphs (a) and (b) of this Section 33 (unless ordered by a court) shall be paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, that indemnification of the Director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standards of conduct set forth in paragraphs (a) and (b) of this Section 33.

            (e) Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in paragraphs (a) and (b) of this Section 33 in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Section
33. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this paragraph (e) may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, in the manner set forth above, and subject to the approval of such Director, officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

            (f) Procedure for Indemnification. Any indemnification under paragraphs (a), (b) or (c) or advance of costs, charges and expenses under paragraph (e) of this Section 33 shall be made promptly, and in any event within 60 days, upon the written request of the Director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Section 33 shall be enforceable by the Director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under paragraph (e) of this Section 33 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in paragraphs (a) or (b) of this Section 33, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 33, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (g) Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Section 33 shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Section 33 shall be deemed to be a contract between the Corporation and each Director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Section 33 is in effect. No amendment or repeal of this
Section 33 or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any Director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Section 33 with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Section 33 is in effect. The provisions of this paragraph (g) shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of this Section 33.

            (h)    Definitions. For purposes of this Section:

                   (1) "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Section 33 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

                   (2) "other enterprises" shall include employee benefit plans, including but not limited to any employee benefit plan of the Corporation;

                   (3) "serving at the request of the Corporation" shall include any service which imposes duties on, or involves services by, a Director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

                   (4) "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

                   (5) A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in paragraphs (a) and (b) of this Section 33;

                   (6) Service as a partner, trustee or member of management or similar committee of a partnership or joint venture, or as a Director, officer, employee or agent of a corporation which is a partner, trustee or joint venturer, shall be considered service as a Director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

            (i) Savings Clause. If this Section 33 or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section 33 that shall not have been invalidated and to the full extent permitted by applicable law.

     34. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 33, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.


                            STOCK RECORDS

     35. FORM OF CERTIFICATES. The certificates representing stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be mechanically signed with a facsimile of the signature of the President or a Vice President, and a facsimile of the signature of the Secretary or an Assistant Secretary, and shall also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Such certificates may be issued and delivered notwithstanding that the person whole facsimile signature appears thereon shall have ceased to be such officer at the time the certificates are issued and delivered.

     36. CLASSES OF STOCK: RIGHTS. The designations, preferences and relative participating, option or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the fact or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

     37. TRANSFERS. Subject to restrictions on the transfer of stock, the Corporation shall make transfers of stock on its books upon surrender of the certificate for the shares to the Corporation or its duly appointed transfer agent duly endorsed by the stockholder named in the certificate or his duly authorized attorney.

     38. LOST CERTIFICATES. An executive officer may direct a new certificate to be issued in place of certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance thereof, the officer may require the claimant to advertise the alleged loss, theft or destruction in such manner as the officer may require and to give the Corporation a bond in such sum as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

     39. RECORD DATES. The Board of Directors may fix in advance a date, not more than 60 days nor fewer than 10 days prior to the date of any meeting of stockholders, nor more than 60 prior to the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                    GENERAL

     40. CONTRACTS, CHECKS, ETC. All contracts, agreements, checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed or endorsed by the persons whom the Board of Directors prescribes therefor.

     41. FISCAL YEAR. The fiscal year of the Corporation shall commence on October 1 of each year and shall end the following September 30.

     42. ANNUAL STATEMENT. The Board of Directors shall cause an independent public accountant, selected from time to time by the Board of Directors, to examine in accordance with generally accepted auditing standards, prior to the annual meeting of the stockholders in each year, the books and records of the Corporation and the financial statements for the preceding fiscal year, which statements shall set forth the financial position as of the close of, and the results of operations of the Corporation for, the preceding fiscal year, and the Board of Directors shall cause such accountant or firm of accountants to render to the Board of Directors its opinion with respect thereto. The Board of Directors shall cause copies of the financial statements together with the opinion to be sent to all stockholders entitled to vote at the annual meeting in the year succeeding the year to which the financial statements apply and to be available to stockholders attending the annual meeting.

     43. FORM OF NOTICES. Whenever notice is required to be given to any Director or officer or stockholder, such notice may be given either in person or by mail, telephone or telegram, telex or similar medium of communication, except as provided in Sections 6, 12 or 21. Except as provided in Section 6, 12 or 21, if mailed, the notice will be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder, officer or Director at such address as appears on the books of the Corporation, or, in default of other address, to such Director, officer or stockholder at the General Post Office in the City of Omaha, Nebraska. If given in person or by telephone, notice will be deemed given when communicated, and if given by telegram, telex or similar medium of communication, notice will be deemed given when properly dispatched. Any stockholder, Director or officer may waive any notice required to be given under these By-Laws.

     44. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     45. BY-LAW AMENDMENT. Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, changed, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

     46. SECTION 203. The Corporation shall not be subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware.

     47. CERTIFICATE OF INCORPORATION AND APPLICABLE LAW. These By-Laws are subject to the provisions of the Certificate of Incorporation and applicable law.

                                                                    EXHIBIT A


                               First Amendment
                                   to the
                      Transaction Systems Architects, Inc.
                         Amended and Restated By-Laws


     The Amended and Restated By-Laws of Transaction Systems Architects, Inc., a Delaware corporation (the "Corporation"), are hereby amended effective December 21, 1999 as follows:

1.   Section 24 is amended to read in its entirety as follows:

     24. NUMBER OF OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including any Vice-Presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation.

2.   Section 27 is amended to read in its entirety as follows:

     27. PRESIDENT. The President shall be the chief executive officer and the chief operating officer of the Corporation and, subject to the control of the Board of Directors and the Chairman of the Board, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board, the President shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

3.   The following Section 27A is added:

     27A.   CHAIRMAN OF THE BOARD. The Chairman of the Board shall
participate in and supervise the formulation of matters of general policy and overall strategy of the Corporation. The Chairman of the Board in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall be a Director of the Corporation.

4. Except as specifically amended hereby, the Amended and Restated By-Laws of the Corporation shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned Secretary of the Corporation hereby certifies that the foregoing amendments to the Amended and Restated By-Laws of the Corporation were duly adopted by the Board of Directors of the Corporation effective December 21, 1999.



                                       ---------------------------------
                                       David P. Stokes, Secretary













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